Exhibit 10.8
CATALYST PHARMACEUTICAL PARTNERS, INC.
2006 STOCK INCENTIVE PLAN
     1. ESTABLISHMENT, EFFECTIVE DATE AND TERM
     Catalyst Pharmaceutical Partners, Inc. (“Company”), a Florida corporation hereby establishes the Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan (“Plan”). The Effective Date of the Plan shall be the date that the Plan was approved by the shareholders of the Company in accordance with the laws of the State of Florida or such later date as provided in the resolutions adopting the Plan; provided, however, no Award may be granted unless and until the Plan has been approved by the shareholders of the Company. Unless earlier terminated pursuant to Section 15(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Appendix A attached hereto.
     2. PURPOSE
     The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in the Company and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of the Company.
     3. ELIGIBILITY
     Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company pursuant to the terms of the Plan.
     4. ADMINISTRATION
          (a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.
          (b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

          (c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.
          (d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations in foreign countries in which the Company may operate in the future, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.
          (e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of the Company, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under applicable law or under the Articles of Incorporation or Bylaws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.
     5. SHARES OF COMMON STOCK SUBJECT TO PLAN
          (a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be One Million Five Hundred Thousand (1,500,000) shares.
          (b) Maximum Shares Issuable During a Fiscal Year. The maximum number of shares of Common Stock that may be issued under all Awards granted in a fiscal year shall not exceed three percent (3%) of the Company’s maximum authorized and outstanding shares of Common Stock at any time during said fiscal year; provided, however, that (i) such limitation shall not include any substitute grants made in settlement of any awards under any other plan sponsored by the Company or substitute grants or equity assumed in connection with a corporate transaction, and (ii) any shares of Common Stock repurchased or redeemed by the Company after any Awards have been made which have been authorized by the Board shall nevertheless be deemed to be outstanding for purposes of calculating whether there has been a violation of this Section 5(b).
          (c) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:
               (i) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Five Hundred Thousand (1,500,000) of such shares may be subject to grants of Incentive Stock Options;
               (ii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of One Million Five Hundred Thousand (1,500,000) of such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;
               (iii) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Hundred Thousand (200,000) of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;
               (iv) With respect to the shares of Common Stock reserved pursuant to this Section, a maximum of Two Hundred Thousand (200,000) of such shares may be subject to grants of Performance Shares, Restricted Stock, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and
               (v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $200,000.
          (d) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available under this Section hereof for the granting of further Awards shall be reduced as follows:
               (i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;
               (ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and
               (iii) Awards settled in cash shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

          (e) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.
          (f) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the aggregate limit of the number of shares of Common Stock that may be granted pursuant to an Incentive Stock Option, (iii) the limits on the number of shares of Common Stock that may be granted to an Eligible Employee in any one fiscal year, (iv) the calculation of the reduction of shares of Common Stock available under the Plan, (v) the number and kind of shares of Common Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; (vi) the Exercise Price of outstanding Options granted under the Plan, and/or (vii) the number of shares of Common Stock subject to Awards granted to Non-Employee Directors under Section 10. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(f), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(f) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.
     6. OPTIONS
          (a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.
          (b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

          (c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.
          (d) Limitation on Repricing. Unless such action is approved by the Company’s shareholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(f) and 12).
          (e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.
          (f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.
               (i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.
               (ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.
               (iii) Ten Percent Shareholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424

Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.
          (g) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Options covered by any Award under this Plan that are subject solely to a future service requirement shall vest as follows: [(i) 20% of the Options subject to an Award shall vest immediately upon the Grant Date; and (ii) the remaining 80% of the Options subject to an Award shall vest over the four-year period immediately following the Grant Date in equal annual increments of 20%, with one increment vesting on each anniversary date of the Grant Date.]
          (h) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to the Company a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. Said notice must be delivered to the Company at its principal office and addressed to the attention of Patrick J. McEnany, Chief Executive Officer. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.
          (i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:
               (i) by cash, certified or cashier’s check, bank draft or money order;
               (ii) through the delivery to the Company of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in the Company incurring any liability under Section 16(b) of the Exchange Act; or
               (iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, any of the following: (A) through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale; or (B) by any other method as may be permitted by the Committee.
          (j) Termination of Employment, Disability or Death. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms. Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.
               (i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant, may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms.
               (ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, the Participant shall have the right at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any vested portion of the Option held by such Participant at the date of such termination; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms.
               (iii) Death. If a Participant dies while in the employment or other service of the Company, the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option has the right, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms, to exercise, in whole or in part, any portion of the vested Option held by such Participant at the date of such Participant’s death.
               (iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.
     7. STOCK APPRECIATION RIGHTS
          (a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.
          (b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.
          (c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to the Chief Executive Officer of the Company, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.
          (d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

     8. RESTRICTED STOCK
          (a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.
          (b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation; time based vesting restrictions, or the attainment of Performance Goals. Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Sections 10, 12 and 13 of the Plan, Restricted Stock covered by any Award under this Plan that are subject solely to a future service requirement shall vest over the [four-year period immediately following the Grant Date in equal annual increments of 25%, with one increment vesting on each anniversary date of the Grant Date.] Shares of Restricted Stock subject to the attainment of Performance Goals will be released from restrictions only after the attainment of such Performance Goals has been certified by the Committee in accordance with Section 9(c).
          (c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to certain terms, conditions, and restrictions on transfer as set forth in the Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and Catalyst Pharmaceutical Partners, Inc. (the “Company”), dated ___(the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”
          (d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock.
          (e) Shareholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed.
          (f) Termination of Service. Unless otherwise provided in a Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock held by the Participant and any dividends or distributions held in escrow by the Company with respect to such Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, all grants of Restricted Stock that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9(c) as if such grants of Restricted Stock were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.
     9. PERFORMANCE SHARES AND PERFORMANCE UNITS
          (a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.
          (b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, the Company’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax profits including, without limitation, that attributable to the Company’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s operational costs, or a component thereof (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the

Company’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, the Company’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, the Company’s after-tax or pre-tax return on shareholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit of the Company) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.
          (c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals, and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, the Participants’ rights as a shareholder in Performance Shares shall be substantially identical to the terms and conditions that would have been applicable under Section 8 above if the Performance Shares were Restricted Stock. Unless otherwise provided in an Award Agreement, a holder of Performance Units is not entitled to the rights of a holder of our Common Stock.
          (d) Determination and Payment of Performance Units or Performance Shares Earned. As soon as practicable after the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. As soon as practicable after the Committee has determined that an amount is payable or should be distributed with respect to a Performance Share or a Performance Unit, the Committee shall cause the amount of such Award to be paid or distributed to the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable). Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof. For purposes of making payment or a distribution with respect to a Performance Share or Performance Unit, the cash equivalent of a share of Common Stock shall be determined by the Fair Market Value of the Common Stock on the day the Committee designates the Performance Shares or Performance Units to be payable.
          (e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.
               (i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.
               (ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Share at the end of the applicable Performance Period, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The right to receive any remaining Performance Units or Performance Shares shall be canceled and forfeited.

     10. VESTING OF AWARD GRANTS TO NON-EMPLOYEE DIRECTORS
     Notwithstanding the minimum vesting provisions in Section 6(g) and 8(b) of the Plan, any Award granted to a Non-Employee Director in lieu of cash compensation shall not be subject to any minimum vesting requirements.
     11. OTHER AWARDS
     Awards of shares of Common Stock, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such award. Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.
     12. CHANGE IN CONTROL
     Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of the Company, the Committee may in its sole and absolute discretion, provide on a case by case basis that (i) some or all outstanding Awards may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan, (ii) that all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Award in whole or in part, (iii) that all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof (if applicable), (iv) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable) and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
     13. CHANGE IN STATUS OF PARENT OR SUBSIDIARY
     Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (ii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by the Company or any entity that is a part of the Company immediately after such event.
     14. REQUIREMENTS OF LAW
          (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.
          (b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.
          (c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.
          (d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.
     15. GENERAL PROVISIONS
          (a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.
          (b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.
          (c) Dividends and Dividend Equivalents. Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in Section 5(f) and subject to Section 8(e) of the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Commons Stock covered by an Award which has not vested or an Option. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).
          (d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for the Company determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a shareholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.
          (e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.
          (f) Issuance of Certificates; Shareholder Rights. The Company shall deliver to the Participant a certificate evidencing the Participant’s ownership of shares of Common Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance of such shares. A Participant shall not have any of the rights of a shareholder with respect to such Common Stock prior to satisfaction of all conditions relating to the issuance of such Common Stock, and, except as expressly provided in the Plan, no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.
          (g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form 8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.
          (h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of the Company offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.
          (i) Use of Proceeds. The proceeds received by the Company from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of the Company.
          (j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards. Notwithstanding the following, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. The Committee in its sole and absolute discretion may rescind, modify, or waive any vesting requirements or other conditions applicable to an Award. Notwithstanding the foregoing, without the approval of the shareholders of the Company in accordance with applicable law, an Award may not be modified to reduce the exercise price thereof nor may an Award at a lower price be substituted for a surrender of an Award, provided that (i) the foregoing shall not apply to adjustments or substitutions in accordance with Section 5 or Section 12, and (ii) if an Award is modified, extended or renewed and thereby deemed to be in issuance of a new Award under the Code or the applicable accounting rules, the exercise price of such Award may continue to be the original Exercise Price even if less than Fair Market Value of the Common Stock at the time of such modification, extension or renewal.
          (k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of the Company in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan: (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 12 hereof): (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the shareholders of the Company must approve an action to be undertaken under the Plan. Except as permitted under Section 5 or Section 12 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.
          (l) Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, this Plan is intended to comply with the requirements of such Section, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Section and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.
          (m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify the Company in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.
          (n) [Detrimental Activity. All Awards shall be subject to cancellation by the Committee in accordance with the terms of this Section 15(n) if the Participant engages in any

Detrimental Activity. To the extent that a Participant engages in any Detrimental Activity at any time prior to, or during the one year period after, any exercise or vesting of an Award but prior to a Change in Control, the Company shall, upon the recommendation of the Committee, in its sole and absolute discretion, be entitled to (i) immediately terminate and cancel any Awards held by the Participant that have not yet been exercised, and/or (ii) with respect to Awards of the Participant that have been previously exercised, recover from the Participant at any time within two (2) years after such exercise but prior to a Change in Control (and the Participant shall be obligated to pay over to the Company with respect to any such Award previously held by such Participant): (A) with respect to any Options exercised, an amount equal to the excess of the Fair Market Value of the Common Stock for which any Option was exercised over the Exercise Price paid (regardless of the form by which payment was made) with respect to such Option; (B) with respect to any Award other than an Option, any shares of Common Stock granted and vested pursuant to such Award, and if such shares are not still owned by the Participant, the Fair Market Value of such shares on the date they were issued, or if later, the date all vesting restrictions were satisfied; and (C) any cash or other property (other than Common Stock) received by the Participant from the Company pursuant to an Award. Without limiting the generality of the foregoing, in the event that a Participant engages in any Detrimental Activity at any time prior to any exercise of an Award and the Company exercises its remedies pursuant to this Section 15(n) following the exercise of such Award, such exercise shall be treated as having been null and void, provided that the Company will nevertheless be entitled to recover the amounts referenced above.]
          (o) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.
          (p) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
          (q) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.
          (r) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.
          (s) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.
          (t) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.
          (u) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.
          (v) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
          (w) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to the Company, to its principal place of business, attention: Patrick J. McEnany, Chief Executive Officer, and if to the holder of an Award, to the address as appearing on the records of the Company.

APPENDIX A
DEFINITIONS
     “Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.
     “Award Agreement” means a written agreement entered into by the Company and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.
     “Board” means the board of directors of the Company.
     “Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, insubordination, willful misconduct, refusal to perform services (for any reason other than illness or incapacity) or materially unsatisfactory performance of the Participant’s duties for the Company; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.
     “Change in Control” shall be deemed to occur upon:
          (a) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of common stock of the Company, or [Patrick J. McEnany and any group in which Patrick J. McEnany is a part]), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;
          (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;
          (c) a merger, consolidation, reorganization, or other business combination of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control; or
          (d) the shareholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of the Company.
     However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Proposed Regulation 1.409A-3(g)(5), as revised from time to time in either subsequent proposed or final regulations, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.
     “Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     “Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.
     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
     “Company” means Catalyst Pharmaceutical Partners, Inc., a Florida corporation, the subsidiaries of Catalyst Pharmaceutical Partners, Inc. and all other entities whose financial statements are required to be consolidated with the financial statements of Catalyst Pharmaceutical Partners, Inc. pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of Catalyst Pharmaceutical Partners, Inc. as determined by the Committee in its sole and absolute discretion.

     “Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).
     “Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or any individual designated pursuant to Section 4(c).
     “Detrimental Activity” means any of the following: (i) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without written authorization from the Company, of any confidential information or proprietary information, relating to the business of the Company, acquired by a Participant prior to a termination of the Participant’s employment or service with the Company; (ii) activity while employed or providing services that is classified by the Company as a basis for a termination for Cause; (iii) the Participant’s Disparagement, or inducement of others to do so, of the Company or its past or present officers, directors, employees or services; or (iv) any other conduct or act determined by the Committee, in its sole discretion, to be injurious, detrimental or prejudicial to the interests of the Company. For purposes of subparagraph (i) above, the Chief Executive Officer of the Company shall have authority to provide the Participant with written authorization to engage in the activities contemplated thereby and no other person shall have authority to provide the Participant with such authorization.
     “Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.
     “Disparagement” means making any comments or statements to the press, the Company’s employees, clients or any other individuals or entities with whom the Company has a business relationship, which could adversely affect in any manner: (i) the conduct of the business of the Company (including, without limitation, any products or business plans or prospects), or (ii) the business reputation of the Company or any of its products, or its past or present officers, directors or employees.
     “Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.
     “Effective Date” shall mean the date that the Plan was approved by the shareholders of the Company in accordance with the laws of the State of Florida or such later date as provided in the resolutions adopting the Plan.
     “Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.
     “Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the National Association of Securities Dealers, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the National Association of Securities Dealers, Inc., the Fair Market Value shall be determined in good faith by the Committee.
     “The Company” means Catalyst Pharmaceutical Partners, Inc., a Florida corporation.
     “Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.
     “Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.
     “Non-Employee Director” means a director of the Company who is not an active employee of the Company.
     “Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.
     “Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.
     “Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.
     “Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.
     “Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.
     “Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.
     “Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

     “Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or Subsidiary.
     “Plan” means this Catalyst Pharmaceutical Partners, Inc. 2006 Stock Incentive Plan.
     “Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.
     “Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.
     “Section 424 Employee” means an employee of the Company or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.
     “Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.
     “Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.